EXHIBIT 1.1
FORM OF UNDERWRITING AGREEMENT
Dated as of [date]
Golden West Financial Corporation
1901 Harrison Street
Oakland, California 94612
Ladies and Gentlemen:
          We understand that Golden West Financial Corporation (the “Company”) proposes to issue and sell $[___] aggregate principal amount of its [___] (the “Offered Securities”) covered by the registration statement on Form S-3 (File No. 333-[___]), as amended (the “Registration Statement”). Subject to the terms and conditions set forth herein and incorporated by reference herein, the Company hereby agrees to sell, and [___] [the underwriters named in Schedule I hereto] (the “Underwriter(s)”) agree(s) to purchase, [___] aggregate principal amount of Offered Securities [the respective principal amount of Offered Securities set forth opposite the name of each such Underwriter on Schedule I hereto] at [___]% of their principal amount.
          The Underwriter will pay for the Offered Securities upon delivery thereof at the office of Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, California 94105, at 7:00 A.M. (San Francisco time) on [___], or on such other date not later than [___] as shall be mutually agreed upon (the “Closing Date”), upon confirmation of delivery to or upon the order of the Underwriter in New York City, or such other place as shall be mutually agreed upon, of certificates for the Offered Securities in such names and denominations as the Underwriter shall request. Payment shall be made to the order of the Company in immediately available funds.
          The Company agrees to have the Offered Securities available for inspection, checking and packaging by the Underwriter in New York City, not later than 11:00 A.M. (New York City time) on the business day immediately preceding the Closing Date.

          The Offered Securities shall have the following terms:
     Maturity:
     Interest Rate:
     Interest Payment Dates:
     Record Dates:
     Denominations:
     Redemption Provisions:
     Price to Public:
     All the provisions contained in the document entitled Golden West Financial Corporation Underwriting Agreement Standard Provisions For [Senior] [Subordinated] Debt Securities (December 1, 2005), a copy of which is attached hereto (the “Standard Agreement”), are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that each reference in the Standard Agreement:
     (i) to the “Registration Statement” means the Registration Statement,
     (ii) to the “Basic Prospectus” means the prospectus dated [___] relating to the Company’s senior and subordinated debt securities, including the material incorporated by reference therein (the “Revised Basic Prospectus”),
     (iii) to the “Prospectus” means, collectively, the prospectus supplement dated [___] relating to the Offered Securities and the Revised Basic Prospectus, including in each case the material incorporated or deemed to be incorporated by reference therein,
     [(iv) to the “Preliminary Prospectus” means, collectively, the preliminary prospectus supplement dated [___] related to the Offered Securities and the Revised Basic Prospectus, including in each case the material incorporated or deemed to be incorporated by reference therein],
     [(v) to the Permitted Free Writing Prospectus means [___], a copy of which is attached hereto as Schedule II], and
     (vi) the “General Disclosure Package” means the Preliminary Prospectus, the Basic Prospectus, the Permitted Free Writing Prospectus, the price to public and underwriting discount on the cover page of the Prospectus and the statements under the caption “Description of the Notes” in the Prospectus, all considered together.]

     In addition, the “Applicable Time” means [___] am/pm Eastern time on the date of this Agreement.
     The obligation of the Underwriters hereunder shall be subject to all of the conditions set forth in Section 8 of the Standard Agreement [and to the condition that on or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or World Savings Bank, FSB by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”) and (ii) neither Moody’s nor S&P shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the debt securities of the Company or World Savings Bank, FSB.]
     [If one or more of the Underwriters shall fail or refuse to purchase the Offered Securities that it has or they have agreed to purchase hereunder, and the aggregate amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the aggregate principal amount of the Offered Securities, and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Offered Securities are not made within 36 hours after such default (excluding Saturdays, Sundays and holidays), or such longer period as the non-defaulting Underwriters and the Company shall agree upon, then the non-defaulting Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names on Schedule I hereto bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters or in such other proportions as the Representatives(s) may specify, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities that it has agreed to purchase and the aggregate principal amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Securities, and arrangements satisfactory to the Representative(s) and the Company for the purchase of such Offered Securities are not made within 36 hours after such default (excluding Saturdays, Sundays and holidays), this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses as provided in Section 4(h) of the Standard Agreement. In any such case either the Representative(s) or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.]
     [For purposes of this Agreement, the Underwriter(s) named in Schedule I hereto as the Representative(s) shall have the sole right and authority on behalf of the other Underwriters named in Schedule I hereto to exercise any discretion, make any judgment or determinations of satisfaction, make any requests or make any other decision that the Underwriter(s) have the right to make pursuant to the Standard Agreement, including without limitation, any determination on behalf of the Underwriters to use a free writing prospectus pursuant to Section 6 of the Standard Agreement, any decisions to terminate this Agreement pursuant to Section 9 of the Standard Agreement and any determinations as to whether the conditions set forth in Section 8 of the Standard Agreement have been met as of the Closing Date.]
     [During the period beginning on and including the date of this Agreement and continuing and including the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or its subsidiaries, without the prior written consent of the Representatives; provided, however, that this paragraph does not apply to acceptances of deposits by a subsidiary of the Company in the ordinary course of business, advances from Federal Home Loan Banks, reverse repurchase agreements, federal funds purchases or other short term borrowings with maturities less than 270 days.]
          Notices shall be sent to the Underwriter(s) at the following address: [___], Attention: [___].
          This Agreement will be governed by and construed in accordance with the laws of the State of New York.
          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Please confirm your agreement by having your authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

[UNDERWRITER]

By:
Title:
Accepted:
Golden West Financial Corporation

By:

Name:
Title:
Dated: [date]

SCHEDULE I

[Underwriter]	[$principal amount]

SCHEDULE II
[Attach Term Sheet or other Permitted Free Writing Prospectus]